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                                                                    Exhibit 99.2


                             Joint Filing Agreement


                  The undersigned each hereby agree that the Schedule 13D dated June 16, 1997 of Harcourt General, Inc. and National Education Corporation relating to the Common Stock of Steck-Vaughn Publishing Corporation, a Delaware corporation, and each subsequent amendment to each such filing is to be filed jointly on behalf of each of them pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  June 16, 1997


                                        HARCOURT GENERAL, INC.


                                        By: /s/ PAUL F. GIBBONS
                                            ------------------------------------
                                                Paul F. Gibbons
                                                Vice President and Treasurer




                                        NATIONAL EDUCATION CORPORATION


                                        By: /s/ PAUL F. GIBBONS
                                            ------------------------------------
                                                Paul F. Gibbons
                                                Vice President and Treasurer